Registration No. 333-234137

As filed with the Securities and Exchange Commission on February 6 , 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AZAR INTERNATIONAL CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1448750
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Azar International Corp.

Carretera Turistica, Luperon, 12th km, No. 7

Grand Parada, Puerto Plata, Dominican Republic

(829) 947-5251

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INCORP SERVICES, INC.

 3773 HOWARD HUGHES PARKWAY, STE. 500S

LAS VEGAS, NV 89169-6014

TEL. (702) 866-2500

FAX.  (702) 866-2689

 (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer, ” “ accelerated filer ” and “ smaller reporting company ” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee Table
Title of Each Class Of Securities to Be Registered (1)	Amount of Securities to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering price (2)	Amount of Registration Fee
Common stock	5,000,000.00	$0.03	$150,000.00	$18.18

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

AZAR INTERNATIONAL CORP.

5,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 5,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Azar International Corp., a Nevada corporation (“we”, “us”, “our”, “Azar International”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our sole officer and director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our offices and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTC Link. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Azar International Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 7 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2020.

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 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, or “Azar International” refer to Azar International Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Azar International Corp. was incorporated on September 20, 2018, under the laws of the State of Nevada, to engage in the tourism.

We are a start-up company that realized limited revenues to date, and our accumulated deficit as of November 30, 2019 is $3,454. To date we have raised an aggregate of $3,000 through a private placement of our common stock to our sole officer and director, Hilario Lopez Vargas. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at Carretera Turistica, Luperon, 12th km, No. 7, Grand Parada, Puerto Plata, Dominican Republic. Our telephone number is (829) 947-5251.

We plan to raise the additional funding for our twelve-month business plan by selling the 5,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

From inception until the date of this filing we started operating activities, consisting of the incorporation of our company, the initial equity funding by our sole officer and director , completing our business plan , engaging in market research, signing the Boat Rental Agreement on January 20, 2020 and selling our services .. We received our initial funding of $3,000 through the sale of common stock to our sole officer and director.  Hilario Lopez Vargas, our chief executive officer and sole director, purchased an aggregate of 3,000,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $3,000. Our financial statements for the three-month ended November 30, 2019, report no revenues and unaccumulated net loss of $3,454. As of November 30, we had $4,156 cash on hand. On January 20, 2020 we signed the Boat Rental Agreement copy of which is filed as an Exhibit to this registration statement. As of the date of this prospectus, we have started to generate revenue and generated $4,000.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 8 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC links. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	5,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.03

Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 9 months.

Net proceeds to us:

$150,000, assuming the maximum number of shares sold.  Such $150,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 14.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board and/or OTC Links. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	3,000,000

Shares outstanding after offering:	8,000,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from audited financial statements for the year ended August 31, 2019.  Our working capital as of August 31, 2019 was $2,022.

August 31, 2019 ($) (Audited)
Financial Summary
Cash and Deposits	5,000
Total Assets	5,000
Total Liabilities	2,978
Total Stockholder’s Equity	2,022

Year ended August 31, 2019 ($) (Audited)
Statement of Operations
Revenue	0
Cost of goods sold	0
Total Expenses	978
Net Loss for the Period	(978)
Net Loss per Share	-

The tables and information below are derived from unaudited financial statements for the three-month ended November 30, 2019.  Our working capital as of November 30, 2019 was $ (5,441).

November 30, 2019 ($) (Unaudited)
Financial Summary
Cash and Deposits	4,156
Total Assets	9,143
Total Liabilities	9,597
Total Stockholder’s Equity (Deficit)	(454)

Three-month ended November 30, 2019 ($) Unaudited)
Statement of Operations
Revenue	0
Cost of goods sold	0
Total Expenses	2,476
Net Loss for the Period	(2,476)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

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We are solely dependent upon the funds to be raised in this offering to implement our business plan and expand our business, the proceeds of which may be insufficient to achieve profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to commence our operations in tourism. We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of November 30, 2019, we had cash in the amount of $4,156 and liabilities of $9,597. As of the date of this prospectus , we have generated $4,000 in revenue and just recently started our operations. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Hilario Lopez Vargas, our president and sole director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Lopez Vargas’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Hilario Lopez Vargas, our chief executive officer and sole director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Lopez Vargas has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $30,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements.

We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on September 20, 2018 and to date, have been involved primarily in organizational activities, obtaining financing and developing our business plan. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start-up company which was formed to engage in the tourism. As of November 30, 2019, we had an accumulated deficit of $3,454. Tourism companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

We have limited business, sales and marketing experience in our industry.

We have recently started our operations and have generate d $4,000 in revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to sell sailing tours in the Dominican Republic will gain wide acceptance in its target market or that we will be able to effectively market our tours. Additionally, we are a newly-formed, start-up company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Hilario Lopez Vargas, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase our sailing tours than a competitor’s because we have no prior experience in our industry.

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We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions for the sailing tours that we plan to sell. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide tours demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of sailing tours in the Dominican Republic that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our tours as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products and services, such ours, are regularly introduced, only a relatively small number of sailing tours account for a significant portion of net revenue in our industry. Our product may not be a desired for purchase by consumers, or competitors may develop sailing tours that imitate or compete with ours or prospective tours, and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our sailing tours. Tours created by our competitors may take a larger share of our target market than we anticipate, which could cause our revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially own approximately 100% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We have no customers and we cannot guarantee we will ever have any customers. even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We plan that our revenue will come from the selling sailing tours in the Dominican Republic; therefore, we need to attract enough customers to buy our tour. We have identified no customers to date, and we cannot guarantee that we will ever have any customers. Even if we obtain customers for our sailing tours, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

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Declines or disruptions in the tourism industry generally could reduce our revenues.

We rely on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. These may include:

         -  price escalation in the airline industry or other travel-related industries;

         -  increased occurrence of travel-related accidents;

         -  airline or other travel-related strikes;

         -  political instability;

         -  regional hostilities and terrorism; and

         -  bad weather.

To the extent any of the above occur our revenues and earnings could decline. Also, due to the nature of our business, we may be subject to liability claims arising out of accidents or disasters causing injury to our customers, including claims for serious personal injury or death. There can be no assurance that we will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against us of one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect our business, financial condition and results of operations.

Our business can be affected by currency rate fluctuation.

Because we plan to be in the business of selling sailing tours to customers in the Dominican Republic, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Hilario Lopez Vargas our sole officer and director, will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our principal assets are located outside of the United States and Hilario Lopez Vargas, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against the Company and/or Mr. Lopez Vargas, or to enforce a judgment rendered by a United States court against the Company or Mr. Lopez Vargas.

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Our principal operations and assets are located outside of the United States, and Hilario Lopez Vargas, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Lopez Vargas and Azar International Corp. in the United States, and it may be difficult to enforce any judgment rendered against Mr. Lopez Vargas and Azar International Corp .. As a result, it may be difficult or impossible for an investor to bring an action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, against Mr. Lopez Vargas and the Company , in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Dominican Republic may render that investor unable to enforce a judgment against the assets of Mr. Lopez Vargas and the Company .. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

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Our sole officer and director have no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Our sole officer and director have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 5,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 5,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 20, 2018 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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Because there is no minimum proceeds the Company can receive from its offering of 5,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete marketing of sailing tours unless a minimum of 20% of the shares being offered are sold.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 3,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 72,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board and/or OTC Link after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board nor on the OTC Link or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000, we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 20%, one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated.

	20% of	One-third of	Two-thirds of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$30,000	$50,000	$100,000	$150,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Website development	$2,000	$2,000	$3,000	$4,000
Office setup	$2,000	$2,000	$3,000	$4,000
Staff and Sales Associates	$6,000	$6,000	$18,000	$30,000
Marketing campaign	$2,000	$2,000	$8,000	$14,000
Purchase of boat	$-	$20,000	$50,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Totals	$30,000	$50,000	$100,000	$150,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 5,000,000 shares is fixed at $0.03 per share. This price is significantly higher than the $0.001 price per share paid by Hilario Lopez Vargas, sole officer and director, for the 3,000,000 shares of common stock he purchased on November 30, 2018.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 31, 2019, the net tangible book value of our shares of common stock was $2,022 or approximately $0.0006 per share based upon 3,000,000 shares outstanding.

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Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.0006
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.019
Increase to present stockholders in net tangible book value per share after offering	$0.0184
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after offering	8,000,000
Percentage of ownership after offering	37.5%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.011
Net tangible book value per share after offering	$0.019
Capital contributions	$150,000
Percentage of capital contributions	98.04%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	62.5%

Purchasers of Shares in this Offering if two-thirds of Shares Sold

Price per share	$0.03
Dilution per share	$0.0139
Net tangible book value per share after offering	$0.0161
Capital contributions	$100,000
Percentage of capital contributions	97.09%
Number of shares after offering held by public investors	3,333,333
Percentage of ownership after offering	52.63%

Purchasers of Shares in this Offering if one third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0189
Net tangible book value per share after offering	$0.0111
Capital contributions	$50,000
Percentage of capital contributions	94.34%
Number of shares after offering held by public investors	1,666,667
Percentage of ownership after offering	35.71%

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DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of February 6 , 2020, there were 3,000,000 shares of our common stock issued and outstanding that were held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 3,000,000 shares of common stock were issued to sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

We have 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Hilario Lopez Vargas our sole officer and director, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hilario Lopez Vargas is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Hilario Lopez Vargas will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Hilario Lopez Vargas is  not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Hilario Lopez Vargas will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Hilario Lopez Vargas will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. These subscriptions will be governed by a subscription agreement, form of which is filed as an exhibit to Amendment No.1 to S-1 Registration Statement. This offering will commence on the date of this prospectus and continue for a period of 9 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 9-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

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The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

       In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 20, 2018, the Company was incorporated under the laws of the State of Nevada. We are engaged in the tourism.

Hilario Lopez Vargas has served as our President, Treasurer, Secretary and Director, from September 20, 2018, until the current date. Our board of directors is comprised of one person: Hilario Lopez Vargas.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On November 30, 2018, Hilario Lopez Vargas, our sole officer and director purchased an aggregate of 3,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $3,000.

IN GENERAL

We were incorporated on September 20, 2018 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we started operating activities, which include the incorporation of our company, the initial equity funding by our sole officer and director, developing our business plan, engaging in market research , signing the Boat Rental Agreement on January 20, 2020 and selling our services .. We received our initial funding of $3,000 through the sale of common stock to our sole officer and director, who purchased an aggregate of 3,000,000 shares at $0.001 per share.

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Our financial statements for the year ended August 31, 2019 report no revenues and a net loss of $978, and for the tree-month ended November 30, 2019 report no revenues and a net loss of $2,476.   On January 20, 2020 we signed the Boat Rental Agreement copy of which is filed as an Exhibit to this registration statement. As of the date of this prospectus, we have started to generate revenue and generated $4,000. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of November 30, 2019, we had $4,156 cash on hand.

We are a start-up company which is in the tourism. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $30,000 for the next twelve months. After twelve months period, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also require additional financing to sustain our business operations if we are not successful in earning significant revenues. We cannot provide any assurance that we will be able to raise such additional funding. The Company’s principal offices are located at Carretera Turistica, Luperon, 12th km, No. 7, Grand Parada, Puerto Plata, Dominican Republic.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research, and (iv) initial equity funding by our sole officer and director.

Azar International Corp. organizes individual and group sailing tours in the Dominican Republic. Services and itineraries provided by our company will include custom packages according to the client’s specifications. We plan to develop and offer our own sailing tours in the North part of Dominican Republic as well as third-party suppliers. The Dominican Republic is a country located on the island of Hispaniola in the Greater Antilles archipelago of the Caribbean region. It occupies the eastern five-eighths of the island, which it shares with the nation of Haiti, making Hispaniola one of only two Caribbean islands, along with Saint Martin, that are shared by two sovereign states. The Dominican Republic is the second-largest Caribbean nation by area (after Cuba) at 48,671 square kilometers (18,792 sq mi), and third by population with approximately 10,299,000 people of whom approximately three million live in the metropolitan area of Santo Domingo, the capital city. It is known for its warm and hospitable people, and for its astounding nature, intriguing history and rich culture. Surrounded by the Atlantic Ocean on the north and the Caribbean Sea on the south, it boasts nearly 1,000 miles (1,609 km) of coastline, 250 miles (402 km) of the world’s top beaches, magnificent resorts and hotels, and a variety of sports, recreation and entertainment options. Discovered in 1492 by Christopher Columbus, the country overflows with fascinating history, museums and exciting cultural experiences like music, art and festivals, plus uniquely Dominican specialties such as cigars, rum, chocolate, coffee, merengue, amber and larimar.

Tourism is an important sector in the Dominican Republic's economy. With more than 6 million tourist arrivals each year it is the most popular tourist destination in the Caribbean region and ranks top 5 overall in the Americas. The industry accounts for 11.6% of the nation's GDP and is an important source of revenue in the country, particularly in coastal areas. The nation's tropical climate, white sand beaches, diverse mountainous landscape and colonial history attracts visitors from around the world. Dominican Annual Tourism Exchange (DATE) conference shared strong tourism numbers on March 29, 2019 indicating the country continues to be the premier Caribbean travel destination. Dominican Republic announced a 6.2 percent increase in 2018 for overall tourism to the country, welcoming a total of 6.5 million tourists. This growth exceeds the world average growth of 6 percent and solidifies Dominican Republic as the top destination in the Caribbean, representing 20 percent of all travel to the area in 2018. According to Francisco Javier García, The Minister of Tourism of the Dominican Republic, this growth is in large part to the maturity and authenticity of the country as a tourist destination. In the first two months of 2019, Dominican Republic welcomed 604,977 tourists, an increase of 8 percent compared to this time last year. In that timeframe, 65 percent of those tourist arrivals came from North America, specifically the United States which continues to be a key market for Dominican Republic.

REVENUE

Our main sources of revenue will be:

1.

Profit from the sale of our own sailing tours. Because we plan to develop and operate our own sailing tours, we expect that it will be the main source of revenue.

2.

Commission on service provided. We plan to organize and sell individual or group sailing tours involving third-party suppliers. Our service will be offered at prices marked-up from 20% to 30% of the third-party tour costs.

3.

Managing of private boats. We plan to manage private boats for our sailing tours with fee sharing agreements with the owners.

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MARKETING AND SALES STRATEGY

We intend to use marketing strategies, such as web and newspaper advertisements. We also plan to attend shows and exhibitions in tourism industry. We will promote our business through word of mouth. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display our services and variety of tours on our web site. We will market and advertise our web site to find potential clients. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We will ask our satisfied customers for referrals. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost-effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. We also plan to use different web banners for advertising purposes to be placed on web sites attracting potential tourists such as Booking.com, TripAdvisor, Airbnb and other. We also intend to start our own blog and Instagram account with the description of our services and tours. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

We intend to spend from $2,000 to $14,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

COMPETITION

The level of competition in tourism is extremely high. We need proceeds from this offering to enter this business. We will be in a market where we compete with many domestic and international companies offering similar services. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Azar International Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the tourism industry. Many established, yet well financed entities are currently active in tourism. Nearly all Azar International Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Azar International Corp. We are, consequently, at a competitive disadvantage in being able to provide such services and become a successful company. Therefore, Azar International Corp. may not be able to establish itself within the industry at all.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than our sole officer and director. Hilario Lopez Vargas, our sole officer and director handle the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at Carretera Turistica, Luperon, 12th km, No. 7, Grand Parada, Puerto Plata, Dominican Republic.

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GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS.

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 3,000,000 shares of our common stock issued and outstanding held by one holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

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SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $4,156 as of November 30, 2019. We do not believe that our cash balance is sufficient to fund our operations.

For the audit of the period from inception on September 20, 2018, through August 31, 2019, our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of August 31, 2019 we had not generated revenues and no significant revenues were anticipated until we completed our initial business development. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $150,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated.

	20% of	One-third of	Two-thirds of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$30,000	$50,000	$100,000	$150,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Website development	$2,000	$2,000	$3,000	$4,000
Office setup	$2,000	$2,000	$3,000	$4,000
Staff and Sales Associates	$6,000	$6,000	$18,000	$30,000
Marketing campaign	$2,000	$2,000	$8,000	$14,000
Purchase of boat	$-	$20,000	$50,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Totals	$30,000	$50,000	$100,000	$150,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

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We intend to sell sailing tours in the Dominican Republic. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations is as follows:

The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Set up Office.

Time Frame: 1st-2nd months.

Estimated cost: $2,000-$4,000

Upon completion of our offering we plan to set up office and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations.  Hilario Lopez Vargas, our sole officer and director will handle our administrative duties.

Develop Our Website

Time Frame: 2nd-4th months.

Costs: $2,000-$4,000

When our office is set up, we intend to begin developing our website. Our president and sole director, Hilario Lopez Vargas will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have registereded a domain names for our website, http://azartravel.net/. If we sell one-third of the shares in this offering or less, we will spend $2,000 on the website development, including site design and implementation. If we sell two-thirds of the shares offered and all the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,000 and $4,000 if all shares are sold. Updating and improving our website will continue throughout the lifetime of our operations.

Develop and Implement Marketing Strategy

Time Frame: 5th-12th months.

Costs: $2,000-$14,000

Once we have developed our website, we plan to initiate our marketing campaign. Our sole officer and director, Hilario Lopez Vargas will market our services and sailing tours. We plan to use different effective marketing tools in our marketing campaign, such as internet, billboards, newspapers and magazines, radio, shows and exhibitions. Our strategy is to use the internet to advertise our services and sailing tours. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses.

Negotiate Agreements with Other Tour Suppliers

Time Frame: 5th-12th months.

No material costs.

We plan to organize and sell our own sailing tours as well as sailing tours involving third-party suppliers. During this period, we plan to negotiate the prices and commissions with other sailing tour operators.

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Hire Staff and Sales Associates

Time Frame: 6th-12th month.

Cost: $6,000-$30,000

If we sell at least 20% of the shares offered, we intend to hire tour expert (salesperson) whose working responsibilities will be to provide consultation and recommendation concerning our services in person or by phone and execute contracts with customers in the office on behalf of the company. If we sell at list two-thirds of the shares offered, we plan to hire a licensed skipper for our sailing tours.

Boat Purchase

Time Frame: 7th-12th month.

Cost: $20,000-$80,000

Because we plan to develop and operate our own sailing tours, we plan to purchase own sailing boats. If we sell at list one-thirds of the shares in this offering, we plan to spend $20,000 to buy one boat. If we sell two-thirds or 100% of the shares offered, we plan to spend $50,000 and $80,000 accordingly to purchase bigger sailing boat or two boats.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2020 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 costs in connection with our SEC filings, and $8,000 costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

From Inception on September 20, 2018 to August 31, 2019

We have had no operating revenues since our inception on September 20, 2018, through August 31, 2019. Our activities have been financed from the sales of common stock to our sole officer and director for aggregate proceeds of $3,000. From our inception (September 20, 2018) to August 31, 2019, we have raised a total of $3,000 from private offerings of our common stock.

For the year ended August 31, 2019, we incurred operating expenses of $978, consisting of $978 of general and administrative expenses.

For three-month ended November 30, 2019

We have had no operating revenue for the three-month ended November 30, 2019. Our activities have been financed from the sales of common stock to our sole officer and director for aggregate proceeds of $3,000 and loans from the director. For the three-month ended November 30, 2019, we incurred operating expenses of $2,476, consisting of $2,476 of general and administrative expenses.

On January 20, 2020 we signed the Boat Rental Agreement copy of which is filed as an Exhibit to this registration statement. As of the date of this prospectus, we have started to generate revenue and generated $4,000.

LIQUIDITY AND CAPITAL RESOURCES

At August 31, 2019, we had a cash balance of $5,000 and at November 30, 2019, we had a cash balance of $4,156. Our expenditures over the next 12 months are expected to be approximately $150,000.

Based on our current cash position, we will only be able to maintain our status as a corporation in the State of Nevada for approximately 12 months, assuming we do not raise additional funding. We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise minimum $30,000, to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $10,000 in connection with our public filings that will have to be made with the SEC on a quarterly basis. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

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GOING CONCERN CONSIDERATION

We have not generated any revenues since inception to August 31, 2019. As of August 31, 2019, the Company had an accumulated deficit of $978. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from September 20, 2018 (inception) to August 31, 2019 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his respective age is as follows:

Name	Age	Positions

Hilario Lopez Vargas	52	President, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive sole officer and director for the past five years.

HILARIO LOPEZ VARGAS

Mr. Hilario Lopez Vargas has served as President, Treasurer and our sole director since September 20, 2018. Since 2011, Mr. Lopez Vargas has been working as a freelance licensed skipper in the Dominican Republic. Mr. Lopez Vargas’s desire to found our company led to our conclusion that Mr. Lopez Vargas should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualifiy as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

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SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Hilario Lopez Vargas.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president and sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Hilario Lopez Vargas; President, Treasurer, and Director (1)	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer, Secretary and Director on September 20, 2018.

Our sole officer and director have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

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STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended August 31, 2019, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our sole officer and director and our directors as of the fiscal year ended August 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hilario Lopez Vargas (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer, Secretary and Director on September 20, 2018.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of August 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Hilario Lopez Vargas (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer, Secretary and Director on September 20, 2018.

We have not compensated our sole director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Hilario Lopez Vargas (3)	3,000,000	100.0%

All directors and executive officers as a group			100.0%

(1) The percentages below are based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o Azar International Corp., Carretera Turistica, Luperon, 12th km, No. 7, Grand Parada, Puerto Plata, Dominican Republic.

(3) Appointed President, Treasurer, Secretary and Director on September 20, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 30, 2018, we offered and sold 3,000,000 shares of common stock to Hilario Lopez Vargas, our  sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

During the period from September 20, 2018 (inception) to November 30, 2019, Mr. Lopez Vargas loaned $4,797 to the Company. This loan is non-interest bearing, due upon demand and unsecured.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by ZIA MASOOD KIANI & Co, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Opinion of Barnett & Linn Attorneys At Law has opined on the validity of the shares of common stock being offered hereby.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURES

ZIA MASOOD KIANI & Co, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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AZAR INTERNATIONAL CORP.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended August 31, 2019 are included herewith.

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Zia Masood Kiani & Co.

CHARTERED ACCOUNTANTS

Suite # 21, Block B Abu Dhabi Tower

F – 11 Markaz, Islamabad - Pakistan

T: +92 (51) 2111906-7

F: +92 (51) 2700908

E: info@thezmk.com W: thezmk.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Azar International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Azar International Corp. ("the Company") as of August 31, 2019, and the related statement of operations, stockholders' equity, and cash flows for the period from inception (September 20, 2018) to August 31, 2019 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019, and the results of its operations and its cash flows for the period from inception (September 20, 2018) to August 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had accumulated loss of $978 from inception (September 20, 2018) to August 31, 2019. These factors among others raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Zia Masood Kiani & Co.

(Chartered Accountants)

We have served as the Company's auditor since 2019. Islamabad, Pakistan

Date: October 07, 2019

32 |

AZAR INTERNATIONAL CORP. BALANCE SHEET (AUDITED)
AUGUST 31, 2019
ASSETS
Current Assets
Cash	$ 5,000
Total current assets	5,000
Total Assets	$ 5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	$ 2,978
Total current liabilities	2,978
Total Liabilities	2,978

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding	3,000
Accumulated Deficit	(978)
Total Stockholders’ equity	2,022

Total Liabilities and Stockholders’ equity	$ 5,000

The accompanying notes are an integral part of these financial statements.

33 |

AZAR INTERNATIONAL CORP. STATEMENT OF OPERATIONS (AUDITED)
For the period from Inception (September 20, 2018) to August 31, 2019
OPERATING EXPENSES
General and administrative expenses	978
Net loss from operations	(978)
Loss before provision for income taxes	(978)

Provision for income taxes	-

Net income (loss)	$ (978)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,407,514

The accompanying notes are an integral part of these financial statements.

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AZAR INTERNATIONAL CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (SEPTEMBER 20, 2018) to AUGUST 31, 2019 (AUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at September 20, 2018, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	3,000,000	3,000	-	3,000
Net income (loss) for the year	-	-	(978)	(978)
Balances as of August 31, 2019	3,000,000	3,000	$ (978)	$ 2,022

The accompanying notes are an integral part of these financial statements.

35 |

AZAR INTERNATIONAL CORP. STATEMENT OF CASH FLOWS (AUDITED)
For the period from Inception (September 20, 2018) to August 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (978)
Net cash provided by operating activities	(978)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	3,000
Proceeds of loan from shareholder	2,978
Net cash provided by financing activities	5,978
Net increase in cash and equivalents	5,000
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 5,000
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

36 |

AZAR INTERNATIONAL CORP. NOTES TO THE AUDITED FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION (SEPTEMBER 20, 2018) TO AUGUST 31, 2019 (AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

AZAR INTERNATIONAL CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on September 20, 2018.  Azar International Corp. is in the tourism business.

The Company has adopted August 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2019 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (September 20, 2018) to August 31, 2019 of $978. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2019 the Company's bank deposits did not exceed the insured amounts.

37 |

Stock-Based Compensation

As of August 31, 2019, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

In November 2018, the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000.

As of August 31, 2019, the Company had 3,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 20, 2018 (Inception) through August 31, 2019, the Company’s sole officer and director loaned the Company $2,978 to pay for incorporation costs and operating expenses.  As of August 31, 2019, the amount outstanding was $2,978. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. INCOME TAXES

 The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period from inception to August 31, 2019 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(205)
Change in valuation allowance	205
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at August 31, 2019 are as follows:

Deferred tax assets:
Net operating loss	205
Valuation allowance	(205)
$-

The Company has approximately $ 978 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2039. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from August 31, 2019 to the date the financial statements were issued and has determined that there are no items to disclose.

38 |

AZAR INTERNATIONAL CORP. BALANCE SHEETS
	NOVEMBER 30, 2019	AUGUST 31, 2019
ASSETS
Current Assets
Cash & cash equivalents	$ 4,156	$ 5,000
Total current assets	$ 4,156	$ 5,000
Non-Current assets
Equipment (net)	320	-
Intangible assets (net)	4,667	-
Total non-Current assets	$ 4,987	-
TOTAL ASSETS	$ 9,143	$ 5,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	4,797	2,978
Accounts Payable	4,800	-
Total current liabilities	$ 9,597	$ 2,978
Total Liabilities	$ 9,597	$ 2,978

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding	3,000	3,000
Accumulated Deficit	(3,454)	(978)
Total Stockholders’ equity	$ (454)	$ 2,022
Total Liabilities and Stockholders’ Equity	$ 9,143	$ 5,000

The accompanying notes are an integral part of these financial statements.

39 |

AZAR INTERNATIONAL CORP. STATEMENT OF OPERATIONS (UNAUDITED)
	Three months ended November 30, 2019	For the period from Inception (September 20, 2018) to November 30, 2019
OPERATING EXPENSES
General and administrative expenses	$ (2,476)	978
Net loss from operations	(2,476)	(978)
Loss before provision for income taxes	(2,476)	(978)

Provision for income taxes		-

Net income (loss)	$ (2,476)	$ (978)

Income (loss) per common share: Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	3,000,000	152,777

The accompanying notes are an integral part of these financial statements.

40 |

AZAR INTERNATIONAL CORP. STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (SEPTEMBER 20, 2018) to NOVEMBER 30, 2019 (UNAUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at September 20, 2018, Inception	-	$ -	$ -	$ -
Shares issued at $0.001 for the period from Inception (September 20, 2018) to August 31, 2019	3,000,000	3,000	-	3,000
Net loss for the period from Inception (September 20, 2018) to August 31, 2019	-	-	(978)	(978)
Balances as of September 01, 2019	3,000,000	3,000	(978)	2,022
Net loss for the three months ended November 30, 2019	-	-	(2,476)	(2,476)
Balances as of November 30, 2019	3,000,000	$ 3,000	$ (3,454)	$ (454)

The accompanying notes are an integral part of these financial statements.

41 |

AZAR INTERNATIONAL CORP. STATEMENT OF CASH FLOWS (UNAUDITED)
	Three months ended November 30, 2019	For the period from Inception (September 20, 2018) to November 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,476)	$ (978)
Adjustments as of non-cash items
Depreciation	19	-
Amortization	133	-
	(2,324)	-
Increase in Account Payable	4,800
Net cash provided by Operating activities	2,476	(978)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of non-current assets	(5,139)	-
Net cash provided by (used in) Investing activities	(5,139)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	3,000
Proceeds of loan from shareholder	1,819	2,978
Net cash provided by Financing activities	1,819	5,978
Increase (decrease) in cash and equivalents	(844)	5,000
Cash and equivalents at beginning of the period	5,000	-
Cash and equivalents at end of the period	$ 4,156	$ 5,000
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

42 |

AZAR INTERNATIONAL CORP. NOTES TO THE AUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS PERIOD ENDED NOVEMBER 30, 2019

NOTE 1 – ORGANIZATION AND BUSINESS

AZAR INTERNATIONAL CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on September 20, 2018.  Azar International Corp. is in the tourism business.

The Company has adopted August 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of November 30, 2019 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (September 20, 2018) to November 30, 2019 of $3,302. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At November 30, 2019 the Company's bank deposits did not exceed the insured amounts.

Stock-Based Compensation

As of November 30, 2019, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2019.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accounts payable and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs, if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any subsidy/reimbursement/contribution received for installation and acquisition of any fixed assets is shown as deduction in the year of receipt. Capital work- in progress is stated at cost.

Subsequent expenditure related to an item of fixed assets is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repairs and maintenance expenditure and cost of replacing parts, are charged to the Statement of Profit and Loss for the period during which such expenses are incurred.Gains or losses arising from de-recognition of fixed assets are measured as the difference between the net disposal proceeds and the carrying amount of the assets derecognized.

 The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Office Equipment – 3 years

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.   The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 4 – EQUIPMENT (NET)

Company purchased equipment as on September 30, 2019 for $339.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

For the period ended November 30, 2019 the company recorded $19 in depreciation expense. From inception (September 20, 2018) through November 30, 2019 the company has recorded a total of $19 in depreciation expense.

NOTE 5 – INTANGIBLE ASSETS

Intangibles comprise of Company’ website. The website was purchased on October 31, 2019 for $4,800.  The Company amortize its intangible using straight-line depreciation over the estimated useful life of 3 years.

For the period ended November 30, 2019 the company recorded $133 in amortization expense. From inception (September 20, 2018) through November 30, 2019 the company has recorded a total of $133 in amortization expense.

NOTE 6 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

In November 2018, the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000.

As of November 30, 2019, the Company had 3,000,000 shares issued and outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 20, 2018 (Inception) through November 30, 2019, the Company’s sole officer and director loaned the Company $4,797 to pay for incorporation costs and operating expenses.  As of November 30, 2019, the amount outstanding was $4,797. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from November 30, 2019 to the date the financial statements were issued and has determined that there are no items to disclose.

43 |

PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

AZAR INTERNATIONAL CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

44 |

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

Amount
Item	(US$)
SEC Registration Fee	$18.80
Transfer Agent Fees	1,500.00
Legal Fees	3,000.00
Accounting Fees	2,000.00
Printing Costs	1,000.00
Miscellaneous	500.00
TOTAL	$8,018.80

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

45 |

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration:

On November 30, 2018, we issued, pursuant to the terms of a stock subscription agreement, 3,000,000 shares of common stock to Hilario Lopez Vargas, our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

Each of the foregoing offerings were made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

II-1

46 |

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Barnett & Linn Attorneys At Law *
10.1	Boat Rental Agreement
23.1	Consent of ZIA MASOOD KIANI & Co
23.2	Consent of Barnett & Linn Attorneys At Law (contained in exhibit 5.1) *
99.1	Form of Subscription Agreement *

* - previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Luperon, Dominican Republic, on February 6 , 2020.

AZAR INTERNATIONAL CORP.
(Registrant)

By:	/s/ Hilario Lopez Vargas
Name:	Hilario Lopez Vargas
Title:	President, Treasurer, Secretary and Director (principal executive officer, principal financial officer and principal accounting officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Hilario Lopez Vargas	President, Treasurer, Secretary and Director (principal	February 6 , 2020
executive officer, principal financial officer
and principal accounting officer)

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